UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 000-26966
Date of Report: December 24, 2007

ADVANCED ENERGY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of other jurisdiction of incorporation or organization)	84-0846841 (I.R.S. Employer Identification No.)
1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525
(Address of principal executive offices)
(970) 221-4670
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 24, 2007, the Board of Directors of Advanced Energy Industries, Inc. (the “Company”) authorized the repurchase of up to $75 million of the Company’s common stock over the next 12 months. Purchases under the program may be made from time-to-time in the open market, through privately negotiated transactions, through block trades, Rule 10b5-1 trading plans or other available means. There is no minimum number of shares to be repurchased under the program and the program may be discontinued at any time. Purchases under the program will depend upon the availability of cash, as well as prevailing general economic and stock market conditions.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release dated December 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.

Date: December 27, 2007
/s/ Lawrence D. Firestone

Lawrence D. Firestone
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 27, 2007.